As filed with the Securities and Exchange Commission on July 29, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIVAR INC.

(Exact name of registrant as specified in its charter)

Delaware	26-1251958
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3075 Highland Parkway

Suite 200

Downers Grove, IL 60515

(331) 777-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen N. Landsman, Esq.

Executive Vice President, General Counsel and Secretary

Univar Inc.

3075 Highland Parkway

Suite 200

Downers Grove, IL 60515

(331) 777-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Slutzky, Esq.

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Tel: (212) 909-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the selling stockholder.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	4,500,000	$18.60	$83,700,000	$8,429

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the common stock on the New York Stock Exchange on July 27, 2016 ($18.60), which date is within five business days prior to the initial filing of this registration statement.

UNIVAR INC.

4,500,000 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition of up to 4,500,000 shares of Univar Inc. common stock, $0.01 par value per share, by the selling stockholder identified in this prospectus. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholder.

The selling stockholder may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder may sell none, some or all of the shares offered in this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 13 for more information about how the selling stockholder may sell or dispose of their shares of common stock.

Our common stock is listed on the New York Stock Exchange, under the symbol “UNVR.” On July 28, 2016, the last reported sale price of our common stock on the New York Stock Exchange was $18.41 per share.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors ” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2016.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by referenced herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus or in the documents incorporated by reference into this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth strategies and the industries in which we operate and including, without limitation, statements relating to our estimated or anticipated financial performance or results.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industries in which we operate are consistent with the forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors could cause actual results to differ materially from those contained in or implied by the forward-looking statements, including those reflected in forward-looking statements relating to our operations and business and the risks and uncertainties discussed in “Risk Factors” in this prospectus and those described from time to time in our other filings with the SEC. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include:

•	general economic conditions, particularly fluctuations in industrial production;

•	disruption in the supply of chemicals we distribute or our customers’ operations;

•	termination of contracts or relationships by customers or producers on short notice;

•	the price and availability of chemicals, or a decline in the demand for chemicals;

•	our ability to pass through cost increases to our customers;

•	our ability to meet customer demand for a product;

•	trends in oil and gas prices;

•	our ability to execute strategic investments, including pursuing acquisitions and/or dispositions, and successfully integrating and operating acquired companies;

•	challenges associated with international operations, including securing producers and personnel, compliance with foreign laws and changes in economic or political conditions;

•	our ability to effectively implement our strategies or achieve our business goals;

•	exposure to interest rate and currency fluctuations;

•	competitive pressures in the chemical distribution industry;

•	consolidation of our competitors;

•	our ability to implement and efficiently operate the systems needed to manage our operations;

•	the risks associated with security threats, including cybersecurity threats;

•	increases in transportation costs and changes in our relationship with third party carriers;

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•	the risks associated with hazardous materials and related activities;

•	accidents, safety failures, environmental damage, product quality issues, major or systemic delivery failures involving our distribution network or the products we carry or adverse health effects or other harm related to the materials we blend, manage, handle, store, sell or transport;

•	evolving laws and regulations relating to hydraulic fracturing;

•	losses due to potential product liability claims and recalls and asbestos claims;

•	compliance with extensive environmental, health and safety laws, including laws relating to the investigation and remediation of contamination, that could require material expenditures or changes in our operations;

•	general regulatory and tax requirements;

•	operational risks for which we may not be adequately insured;

•	ongoing litigation and other legal and regulatory actions and risks, including asbestos claims;

•	potential impairment of goodwill;

•	inability to generate sufficient working capital;

•	loss of key personnel;

•	labor disruptions and other costs associated with the unionized portion of our workforce;

•	negative developments affecting our pension plans;

•	the impact of labeling regulations;

•	our substantial indebtedness and the restrictions imposed by our debt instruments and indenture;

•	the factors discussed under “Risk Factors” in this prospectus; and

•	other events beyond our control that may result in excepted adverse operating results.

You should read this prospectus, including the uncertainties and factors discussed under “Risk Factors” and the documents incorporated by reference herein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus and the documents incorporated by reference into this prospectus are qualified by these cautionary statements. These forward-looking statements are made only as of the date presented and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise and changes in future operating results over time or otherwise.

Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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ABOUT THIS PROSPECTUS

This prospectus dated July 29, 2016 is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, offer and sell our common stock in one or more offerings or resales.

The prospectus provides you with a general description of our common stock, which the selling stockholder may offer pursuant to this prospectus.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read this prospectus with the additional information incorporated by reference herein or therein, including all documents described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus before investing in our common stock.

Unless the context otherwise requires, in this prospectus, references to the “Company”, “Univar”, “we”, “us” and “our” mean Univar Inc

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or the documents incorporated by reference into this prospectus and does not contain all of the information that you should consider before investing in shares of our common stock. You should read carefully this entire prospectus and the documents incorporated by reference into this prospectus before making an investment decision.

The Company

We are a leading global chemical distributor and provider of innovative value-added services. We source chemicals from over 8,000 producers worldwide and provide a comprehensive array of products and services to over 160,000 customer locations in over 150 countries. Our scale and broad geographic reach, combined with our deep product knowledge and end market expertise and our differentiated value-added services, provide us with a distinct competitive advantage and enable us to offer customers a “one-stop shop” for their chemical needs.

The global chemical distribution industry is large, fragmented and growing, as producers and customers increasingly realize the benefits of outsourcing. Chemical producers rely on us to warehouse, transport and sell their products as a way to improve their market access, geographic reach, and lower their costs. Customers who purchase products and services from us benefit from a lower total cost of ownership, as they are able to simplify the chemical sourcing process and outsource a variety of functions such as packaging, inventory management, mixing, blending and formulating.

Our principal executive offices are located at 3075 Highland Parkway, Suite 200, Downers Grove, IL 60515, and our telephone number at that address is (331) 777-6000.

THE OFFERING

Common stock offered by the selling stockholder	4,500,000 shares

Common stock outstanding after the offering	137,966,787 shares

NYSE symbol	“UNVR”

Use of proceeds	We will not receive any proceeds from the sale of our common stock by the selling stockholder.

Risk factors	See “Risk Factors” and other information included in this prospectus and the documents incorporated by reference herein and therein for a discussion of factors you should carefully consider before deciding whether to invest in shares of our common stock.

Dividend policy	We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and the repayment of debt and do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.”

The selling stockholder may sell none, some or all of the shares of common stock offered by this prospectus.

As of July 28, 2016, we had 137,966,787 shares of common stock outstanding, excluding shares reserved for issuance under our stock option plans.

Unless otherwise indicated, all information in this prospectus regarding shares of our common stock outstanding:

•	excludes 4,590,955 shares of common stock issuable upon exercise of options outstanding as of July 28, 2016 at a weighted average exercise price of $19.91 per share, of which 3,500,026 shares were exercisable as of July 28, 2016;

•	excludes 1,119,984 granted and unvested shares of Restricted Stock Units (“RSUs”);

•	includes 96,468 shares of unvested restricted stock as of July 28, 2016; and

•	excludes 4,524,789 shares reserved for future new equity grants under the Univar Inc. 2015 Omnibus Incentive Plan and Univar Inc. Employee Stock Purchase Plan.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you make your investment decision, you should carefully consider the risks described below and the other information contained in this prospectus and in the information incorporated by reference into this prospectus, including our audited consolidated financial statements and the related notes included in the 2015 Form 10-K and our unaudited consolidated financial statements and the related notes included in the 2016 First Quarter Form 10-Q. If any of the following risks actually occur, our business, financial position, results of operations or cash flows could be materially adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. The risks described below and in the documents incorporated by reference into this prospectus are not the only ones facing us. The occurrence of any of the following risks or future or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial position, results of operations or cash flows.

Risks Related to Our Common Stock and this Offering

The market price of our common stock may be volatile and could decline in the future.

The market price of our common stock may fluctuate significantly. Among the factors that could affect our stock price are:

•	industry or general market conditions;

•	domestic and international economic factors unrelated to our performance;

•	changes in our customers’ preferences;

•	new regulatory pronouncements and changes in regulatory guidelines;

•	legislative initiatives;

•	adverse publicity related to us or another industry participant;

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in securities analysts’ estimates of our financial performance or lack of research and reports by industry analysts;

•	action by institutional stockholders or other large stockholders (including the Equity Sponsors, as defined herein), including future sales;

•	speculation in the press or investment community;

•	investor perception of us and our industry;

•	changes in market valuations or earnings of similar companies;

•	announcements by us or our competitors of significant contracts, acquisitions or strategic partnerships;

•	any future sales of our common stock or other securities;

•	additions or departures of key personnel; and

•	occurrence of the events or activities described under “Risk Factors” in this prospectus and the documents incorporated by reference herein.

In particular, we cannot assure you that you will be able to resell your shares at or above the price you paid. The stock markets have experienced extreme volatility in recent years that has been, in some instances, unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against such company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which would harm our business, operating results and financial condition.

Future sales of shares by existing stockholders could cause our stock price to decline.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could cause the market price of our common stock to decline. All of the 40,250,000 shares sold pursuant to the IPO are, and the 4,500,000 shares of our common stock that we are registering hereby will be, immediately tradable without restriction under the Securities Act unless held by “affiliates”, as that term is defined in Rule 144 under the Securities Act. The remaining shares of outstanding common stock are restricted securities within the meaning of Rule 144 under the Securities Act, but will be eligible for resale subject, in certain cases, to applicable volume, means of sale, holding period and other limitations of Rule 144 or pursuant to an exception from registration under Rule 701 under the Securities Act.

We have also filed a registration statement under the Securities Act to register the shares of common stock to be issued under our equity compensation plans and, as a result, all shares of common stock acquired upon exercise of stock options granted under our plans are also freely tradable under the Securities Act of 1933, or the Securities Act, unless purchased by our affiliates. In addition, certain of our significant stockholders may distribute shares that they hold to their investors who themselves may then sell into the public market. Such sales may not be subject to the volume, manner of sale, holding period and other limitations of Rule 144. As resale restrictions end, the market price of our common stock could decline if the holders of those shares sell them or are perceived by the market as intending to sell them. In the future, we may issue additional shares of common stock or other equity or debt securities convertible into common stock in connection with a financing, acquisition, litigation settlement or employee arrangement or otherwise. Any of these issuances could result in substantial dilution to our existing stockholders and could cause the trading price of our common stock to decline. As of July 28, 2016, there were 4,524,789 shares reserved for future new equity grants under our Univar Inc. 2015 Omnibus Incentive Plan and Univar Inc. Employee Stock Purchase Plan (“Plan Reserved Shares”). Excluded from the Plan Reserved Shares are the following: 4,590,955 shares of common stock issuable upon exercise of options outstanding, of which 3,500,026 were exercisable as of July 28, 2016, and 1,119,984 granted and unvested RSUs and 96,468 shares of unvested restricted stock which are included in the total issued and outstanding shares of common stock.

Temasek Holdings (Private) Limited (“Temasek”) purchased $350 million of newly issued shares of our common stock from us concurrently with our initial public offering in June 2015 (the “IPO”). The shares of our common stock sold in the concurrent private placement were not registered under the Securities Act. As a result, the shares of our common stock purchased by Temasek are restricted securities within the meaning of Rule 144 under the Securities Act, but will be eligible for resale subject to applicable restrictions under Rule 144 or pursuant to any other exemption from registration under the Securities Act. In addition, Temasek is a party to the Fourth Amended and Restated Stockholders’ Agreement of Univar Inc., (the “Amended and Restated Stockholders Agreement”) pursuant to which the Equity Sponsors (as defined below) and certain other shareholders granted certain registration rights.

If securities or industry analysts do not publish research or publish misleading or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock may depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of these analysts downgrades our stock or publishes misleading or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock may decrease, which could cause our stock price or trading volume to decline.

The Equity Sponsors will control the direction of our business and have the right to nominate members of our Board of Directors. If the ownership of our common stock continues to be highly concentrated, it could prevent you and other stockholders from influencing significant corporate decisions.

Investment funds advised by CVC Capital Partners Advisory (U.S.), Inc. (“CVC”), investment funds associated with Clayton, Dubilier & Rice, LLC (“CD&R”) and Temasek are collectively referred to as the “Equity Sponsors”. The Equity Sponsors collectively beneficially own approximately 63.45% of the outstanding shares of our common stock. As a result, the Equity Sponsors will exercise significant influence over all matters requiring stockholder approval for the foreseeable future, including approval of significant corporate transactions, which may reduce the market price of our common stock.

Under the Amended and Restated Stockholders’ Agreement, CD&R and CVC are each entitled to nominate (i) three sponsor directors and three independent directors for so long as such investor owns at least 50% of the shares of the Company’s common stock it held on November 30, 2010, or any shares or other securities into which or for which such shares of common stock may have been converted or exchanged in connection with any exchange, reclassification, dividend, distribution, stock split, combination, subdivision, merger, spin-off, recapitalization, reorganization or similar transaction, such shares, “Original Shares,” (ii) two sponsor directors and one independent director for so long as such investor owns at least 25%, but less than 50%, of its Original Shares and (iii) one sponsor director for so long as such investor owns at least 5%, but less than 25%, of its Original Shares. Temasek has the right to nominate one director for so long as Temasek owns at least 10% of the outstanding shares of the Company’s common stock.

These provisions will allow the Equity Sponsors to exercise significant control over our corporate decisions and limit the ability of the public stockholders might approve. Our Third Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws also include a number of provisions that may discourage, delay or prevent a change in our management or control for so long as the Equity Sponsors own specified percentages of our common stock. See “—Anti-takeover provisions in our charter documents and Delaware law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.” These provisions not only could have a negative impact on the trading price of our common stock, but could also allow the Equity Sponsors to delay or prevent a corporate transaction that the public stockholders might approve.

Our Third Amended and Restated Certificate of Incorporation provides that we will waive any interest or expectancy in corporate opportunities presented to CVC or CD&R.

Our Third Amended and Restated Certificate of Incorporation provides that we, on our behalf and on behalf of our subsidiaries, renounce and waive any interest or expectancy in, or in being offered an opportunity to participate in, corporate opportunities that are from time to time presented to CVC, CD&R, or their respective officers, directors, agents, stockholders, members, partners, affiliates or subsidiaries, even if the opportunity is one that we or our subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. None of CVC, CD&R or their respective agents, stockholders, members, partners, affiliates or subsidiaries will generally be liable to us or any of our subsidiaries for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such person pursues, acquires or participates in such corporate opportunity, directs such corporate opportunity to another person or fails to present such corporate opportunity, or information regarding such corporate opportunity, to us or our subsidiaries unless, in the case of any such person who is a director or officer, such corporate opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer. Stockholders will be deemed to have notice of and consented to this provision of our Third Amended and Restated Certificate of Incorporation. This will allow CVC and CD&R to compete with us. Strong competition for investment opportunities could result in fewer such opportunities for us. We likely will not always be able to compete successfully with our competitors and competitive pressures or other factors may also result in significant price competition, particularly during industry downturns, which could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

Fulfilling our obligations incident to being a public company, including with respect to the requirements of and related rules under the Sarbanes-Oxley Act of 2002, is expensive and time-consuming, and any delays or difficulties in satisfying these obligations could have a material adverse effect on our future results of operations and our stock price.

We are subject to the reporting and corporate governance requirements, the listing standards of the NYSE and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, which apply to issuers of listed equity, which impose certain compliance costs and obligations upon us. Meeting these standards requires a significant commitment of additional resources and management oversight which increases our operating costs. These requirements also place additional demands on our finance and accounting staff and on our financial accounting and information systems. Other expenses associated with being a public company include increases in auditing, accounting and legal fees and expenses, investor relations expenses, increased directors’ fees and director and officer liability insurance costs, registrar and transfer agent fees and listing fees, as well as other expenses. As a public company, we are required, among other things, to:

•	prepare and file periodic reports, and distribute other shareholder communications, in compliance with the federal securities laws and the NYSE rules;

•	define and expand the roles and the duties of our Board of Directors and its committees; and

•	institute more comprehensive compliance, investor relations and internal audit functions.

In particular, beginning with the year ending December 31, 2016, the Sarbanes-Oxley Act requires us to document and test the effectiveness of our internal control over financial reporting in accordance with an established internal control framework, and to report on our conclusions as to the effectiveness of our internal controls. Likewise, our independent registered public accounting firm will be required to provide an attestation report on the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. In addition, we are required under the Securities Exchange Act of 1934, as amended, or the Exchange Act, to maintain disclosure controls and procedures and internal control over financial reporting. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our independent auditors are unable to conclude that we have effective internal control over financial reporting, investors could lose confidence in the reliability of our financial statements. This could result in a decrease in the value of our common shares. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the Securities and Exchange Commission, or the SEC, the NYSE or other regulatory authorities, which would require additional financial and management resources.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors. Moreover, we cannot be certain that these measures would ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Even if we were to conclude, and our auditors were to concur, that our internal control over financial reporting provided reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. This, in turn, could have an adverse impact on trading prices for our shares of common stock, and could adversely affect our ability to access the capital markets.

Anti-takeover provisions in our charter documents and Delaware law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

Our Third Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws include a number of provisions that may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. For example, our Third Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our Board of Directors to thwart a takeover attempt;

•	establish a classified Board of Directors, as a result of which our board will be divided into three classes, with each class serving for staggered three-year terms, which prevents stockholders from electing an entirely new Board of Directors at an annual meeting;

•	limit the ability of stockholders to remove directors if CVC and CD&R collectively cease to own more than 25% of our voting common stock;

•	provide that vacancies on the Board of Directors, including newly-created directorships, may be filled only by a majority vote of directors then in office;

•	prohibit stockholders from calling special meetings of stockholders if CVC and CD&R collectively cease to own more than 50% of our voting common stock;

•	prohibit stockholder action by written consent, thereby requiring all actions to be taken at a meeting of the stockholders if CVC and CD&R collectively cease to own more than 50% of our voting common stock;

•	establish advance notice requirements for nominations for election to our Board of Directors or for proposing matters that can be acted upon by stockholders at stockholder meetings; and

•	require the approval of holders of at least 75% of the outstanding shares of our voting common stock to amend the Second Amended and Restated By-laws and certain provisions of the Third Amended and Restated Certificate of Incorporation if CVC and CD&R collectively cease to own more than 50% of our common stock.

These provisions may prevent our stockholders from receiving the benefit from any premium to the market price of our common stock offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if the provisions are viewed as discouraging takeover attempts in the future. See “Description of Capital Stock—Anti-Takeover Effects of our Third Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws.” Our Third Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws may also make it difficult for stockholders to replace or remove our management. These provisions may facilitate management entrenchment that may delay, deter, render more difficult or prevent a change in our control, which may not be in the best interests of our stockholders.

Our Third Amended and Restated Certificate of Incorporation includes provisions limiting the personal liability of our directors for breaches of fiduciary duty under the DGCL and we have entered into Indemnification Agreements which provide further protections to our directors.

Our Third Amended and Restated Certificate of Incorporation contains provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability to the fullest extent permitted by the DGCL for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the DGCL (unlawful dividends); or

•	any transaction from which the director derives an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. The inclusion of this provision in our Third Amended and Restated Certificate of Incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

We have entered into indemnification agreements with each of our directors and certain of our executive officers. The indemnification agreements provide our directors and certain of our executive officers with contractual rights to the indemnification and expense advancement rights provided under our Second Amended and Restated By-laws, as well as contractual rights to additional indemnification as provided in the indemnification agreements.

Our Third Amended and Restated Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Our Third Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, employees or agents, (iii) any action asserting a claim against us arising under the General Corporation Law of the State of Delaware, or the DGCL, or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. By becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our Third Amended and Restated Certificate of Incorporation related to choice of forum. The choice of forum provision in our amended and restated certificate of incorporation Third Amended and Restated Certificate of Incorporation may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

We do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We do not intend to declare and pay dividends on our common stock for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth or repay outstanding indebtedness. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

USE OF PROCEEDS

We will not receive any proceeds from any sale of shares of our common stock by the selling stockholder. The selling stockholder will bear any commissions and discounts attributable to its sale of our common stock and we will bear certain other expenses.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our common stock. We intend to retain any future earnings and do not expect to pay dividends in the foreseeable future. In addition, our credit facilities and notes contain restrictions on our ability to pay dividends on our common stock. For a description of our Senior ABL Facility, Senior Term Facility, European ABL Facility and our 6.75% Senior Notes due 2023 see our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus.

SELLING STOCKHOLDER

The following tables set forth information as of June 6, 2016 with respect to the beneficial ownership of our common stock by the selling stockholder. The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the determination date, which in the case of the following table is June 6, 2016. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

The percentage of beneficial ownership is based on 137,966,787 shares of our common stock outstanding as of July 28, 2016. Except as otherwise indicated in the footnotes to this table, the beneficial owner listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

	Shares Beneficially Owned Before the Offering and After the Offering
Name of Beneficial Owner	Shares Beneficially Owned Before the Offering	Percentage of Shares Beneficially Owned	Number of Shares That May be Sold in the Offering	Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned
Longview Asset Management LLC (1)	12,048,386	8.7%	4,500,000	7,548,386	5.5%

(1)	Pursuant to investment advisory agreements, Longview Asset Management, LLC (“Longview”) has voting and dispositive power for and, accordingly, is deemed to be the beneficial owner of, the 4,500,000 shares of common stock that may be sold in this offering. Longview has established an investment committee (the “Committee”) with the power to, among other things, direct the voting and disposition of the common stock that may be sold in this offering. The Committee is comprised of not less than three and no more than five officers of Longview, and all actions of the Committee are made based on a simple majority vote.

PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use one or more of the following methods when disposing of the shares or interests therein:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus (but only to the extent that such broker-dealer would not be an “underwriter” for Securities Act purposes);

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through brokers or dealers that may act solely as agents;

•	privately negotiated transactions;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or Securities Act, if available, rather than under this prospectus.

Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated immediately prior to the sale.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act and the rules of the Financial Industry Regulatory Authority (FINRA).

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. The foregoing may affect the marketability of the common stock. We will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from these sales.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the date on which all securities under such Registration Statement have been disposed of by the selling stockholder in accordance with such Registration Statement, have been sold in accordance with Rule 144 or 145, until such securities may be sold pursuant to Rule 144 without restrictions as to volume, manner of sale, and current public information requirements, they are otherwise sold by the selling stockholder or December 3, 2016.

LEGAL MATTERS

The validity of the common stock offered in this offering will be passed upon for us by Debevoise & Plimpton LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 3, 2016 (SEC File No. 001-37443);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 5, 2016 (SEC File No. 001-37443);

•	our Current Reports on Form 8-K filed with the SEC on March 28, 2016, April 19, 2016, May 3, 2016 (filed with respect to Items 5.02 and 9.01), May 5, 2016, May 16, 2016 and June 24, 2016;

•	our Current Report on Form 8-K/A filed with the SEC on May 18, 2016;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 21, 2016 (only those parts incorporated in our Annual Report on Form 10-K for the year ended December 31, 2015).

•	the description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on June 15, 2015 (SEC File No. 333-197085) and including any amendments or reports filed for the purpose of updating such description; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K), after the date of this prospectus.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written or oral request directed to Univar Inc., 3075 Highland Parkway, Suite 200, Downers Grove, IL 60515, Attention: Investor Relations, Telephone: (844) 632-1060, on the investor relations page of our website at http://investor.univar.com or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information”. All other information contained on our website is not a part of this prospectus. Documents incorporated by reference into this prospectus are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, we refer you to the registration statement and the exhibits therewith. Statements contained in this prospectus and the documents incorporated by reference into this prospectus as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement or the documents incorporated by reference into this prospectus, reference is made to the exhibits for a more complete description of the matter involved.

We are subject to the informational and reporting requirements of the Exchange Act and, in accordance therewith, file reports and other information with the SEC. The registration statement, reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information that we file electronically with the SEC. We also maintain a website at http://www.univar.com. Our website, and the information contained on or accessible through our website, is not part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee	$8,429
Legal Fees and Expenses	75,000
Accounting Fees and Expenses	10,000
Miscellaneous	5,000

Total	$98,429

Item 15. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Under the General Corporation Law of the State of Delaware (the “Delaware GCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, the Delaware GCL also provides that we also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. However, in such an action by or on our behalf, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to us unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Our certificate of incorporation is consistent with the Delaware GCL. Each of our directors, officers, employees and agents will be indemnified to the extent permitted by the Delaware GCL. We also maintain insurance on behalf of our directors and officers against liabilities asserted against such persons and incurred by such persons in such capacities, whether or not we would have the power to indemnify such persons under the Delaware GCL.

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, Illinois, on July 29, 2016.

UNIVAR INC.

By	/s/ Stephen N. Landsman
Stephen N. Landsman, Esq.
Executive Vice President, General Counsel and Secretary

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Univar Inc., hereby severally constitute and appoint Carl J. Lukach and Stephen N. Landsman as our true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Date

/s/ Stephen D. Newlin Stephen D. Newlin	President, Director, and Chief Executive Officer (Principal Executive Officer)	July 29, 2016

/s/ Carl J. Lukach Carl J. Lukach	Executive Vice President, and Chief Financial Officer (Principal Financial and Accounting Officer)	July 29, 2016

/s/ William S. Stavropoulos William S. Stavropoulos	Director	July 29, 2016

/s/ David H. Wasserman David H. Wasserman	Director	July 29, 2016

/s/ Christopher D. Pappas Christopher D. Pappas	Director	July 29, 2016

/s/ Juliet Teo Juliet Teo	Director	July 29, 2016

/s/ Daniel P. Doheny Daniel P. Doheny	Director	July 29, 2016

/s/ Stephen W. Shapiro Stephen W. Shapiro	Director	July 29, 2016

/s/ Lars Haegg Lars Haegg	Director	July 29, 2016

/s/ Richard P. Fox Richard P. Fox	Director	July 29, 2016

/s/ Mark J. Byrne Mark J. Byrne	Director	July 29, 2016

/s/ Christopher J. Stadler Christopher J. Stadler	Director	July 29, 2016

EXHIBIT INDEX

Exhibit Number	Description	Incorporated By Reference	Filing Date	SEC File/Reg. Number

3.1	Third Amended and Restated Certificate of Incorporation of Univar Inc.	Form S-8 (Exhibit 3.1)	6/23/2015	333-205176

3.2	Second Amended and Restated Bylaws of Univar Inc.	Form S-8 (Exhibit 3.2)	6/23/2015	333-205176

4.1	Specimen Certificate for Common Stock.	Form S-1 (Exhibit 4.1)	6/8/2015	333-197085

5.1	Opinion of Debevoise & Plimpton LLP

23.1	Consent of Ernst & Young

23.2	Consent of Debevoise & Plimpton LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this registration statement).